Exhibit 10.33

NOTE EXTENSION:

JIM D. TILTON, JR. hereby agrees to extend SEA TIGER, INC. 8% Convertible Debenture Due June 30, 2011 (4JT) in the amount of $25,000 until December 31, 2013.